                                                                    EXHIBIT 10.3

                                                            BLAKE DAWSON WALDRON

                                                                L A W Y E R S

                                                            --------------------

                              AMENDED AND RESTATED
                               LICENCE OPTION DEED

                          NOVOGEN RESEARCH PTY LIMITED

                               ABN 87 060 202 931

                          MARSHALL EDWARDS PTY LIMITED

                                 ACN 099 665 675

                             Level 41
                    225 George Street
                      SYDNEY NSW 2000
           Telephone: +61 2 9258 6000      24 SEPTEMBER 2003
                 Fax: +61 2 9258 6999      REF: SJD.BLM.02-1308-9508

                       (C) BLAKE DAWSON WALDRON 2002-2003

                                    CONTENTS

1.       INTERPRETATION                                                   1

         1.1      Definitions                                             1
         1.2      Rules for interpreting this document                    4
         1.3      Business Days                                           5
         1.4      Application of this document                            5

2.       DISCLOSURE OF DEVELOPMENTS                                       5

         2.1      Development Reports                                     5
         2.2      Contents of Development Reports                         5
         2.3      Notification of regulatory approvals                    6

3.       FIRST AND LAST RIGHT OF MEPL                                     6

         3.1      Obligations on Novogen Research                         6
         3.2      Grant of rights to MEPL                                 6
         3.3      Exclusive first right to accept                         6
         3.4      If MEPL does not exercise first right to accept         7
         3.5      Exclusive last right to match                           7
         3.6      If MEPL does not exercise last right to match           7

4.       NOVOGEN RESEARCH'S OBLIGATIONS                                   7

5.       FILING, PROSECUTION & MAINTENANCE                                7

6.       CONFIDENTIAL INFORMATION                                         8

         6.1      Confidentiality                                         8
         6.2      Security                                                8
         6.3      Exceptions                                              8
         6.4      Public domain                                           8

7.       RETENTION OF RECORDS                                             8

8.       REPRESENTATIONS AND WARRANTIES                                   8

         8.1      Representations and warranties                          8
         8.2      Reliance on representations and warranties              9

9.       DISPUTE RESOLUTION                                               9

         9.1      Dispute resolution                                      9
         9.2      Dispute Notice                                         10
         9.3      Negotiation                                            10

         9.4      Resolution of Dispute                                  10
         9.5      Mediation                                              10

10.      TERM AND TERMINATION                                            10

         10.1     Term                                                   10
         10.2     Termination by MEPL                                    10
         10.3     Termination by Novogen Research                        11
         10.4     Consequences of termination                            11
         10.5     Survival and accrued rights                            12

11.      FORCE MAJEURE                                                   12

         11.1     Notice and suspension of obligations                   12
         11.2     Effort to overcome                                     12
         11.3     Termination                                            12

12.      NOTICES                                                         13

13.      AMENDMENT AND ASSIGNMENT                                        13

         13.1     Amendment                                              13
         13.2     Assignment                                             13

14.      GENERAL                                                         13

         14.1     Governing law                                          13
         14.2     Giving effect to this document                         14
         14.3     Waiver of rights                                       14
         14.4     Operation of this document                             14
         14.5     Consents                                               14
         14.6     Exclusion of contrary legislation                      14
         14.7     Counterparts                                           15

                                                                             ii.

                              AMENDED AND RESTATED
                               LICENCE OPTION DEED

DATE     24 September 2003

PARTIES

         NOVOGEN RESEARCH PTY LIMITED ABN 87 060 202 931 whose registered office is situated at 140 Wicks Road, North Ryde, NSW 2113 Australia ("NOVOGEN RESEARCH")

         MARSHALL EDWARDS PTY LIMITED ACN 099 665 675 whose registered office is situated at 140 Wicks Road, North Ryde, NSW 2113 Australia ("MEPL")

RECITALS

A. Novogen Research has expertise in and conducts research and development into synthetic pharmaceutical compounds with human anti-cancer applications and Novogen Research has granted a licence to MEPL to exploit phenoxodiol on the terms of the Licence Agreement.

B. MEPL has acquired a first and last right to obtain a licence to exploit other compounds developed by Novogen Research in the Field on the terms and conditions of the Original Licence Option Deed.

C. The parties have agreed to amend and restate the terms and conditions of the Original Licence Option Deed as set out in this document with effect from the date of this document.

OPERATIVE PROVISIONS

1.       INTERPRETATION

1.1      DEFINITIONS

         The following definitions apply in this document.

         "BUSINESS DAY" means a day that is not a Saturday, Sunday or public holiday in Sydney, Australia.

         "CHANGE OF CONTROL" of MEPL means, a change in:

         (a) Control of the composition of the board of directors of the corporation;

         (b) Control of more than half the voting rights attaching to shares in the corporation; or

         (c) Control of more than half the issued shares of the corporation (excluding any part which carries no right to participate beyond a specified amount in the distribution of either profit or capital), which, for the avoidance of doubt, does not include a change in:

         (d) Control of the composition of the board of directors of Novogen;

         (e) Control of more than half the voting rights attaching to shares in Novogen; or

         (f) Control of more than half the issued shares of Novogen (excluding any part which carries no right to participate beyond a specified amount in the distribution of either profit or capital).

         "CLINICAL TRIAL" means a clinical evaluation of the stability, tolerability, synergy or efficacy of an Option Compound or a formulation containing an Option Compound for use in the Field.

         "COMMENCEMENT DATE" means the date the Original Licence Option Deed was executed by the last of the parties to execute it.

         "CONFIDENTIAL INFORMATION" means all Development Reports, all written or oral information relating to Option Compounds and Clinical Trials and all other written or oral information disclosed by Novogen Research to MEPL other than information which MEPL can establish:

         (a)      was in the public domain when it was given to MEPL;

         (b) becomes, after being given to MEPL, part of the public domain, except through disclosure contrary to this document; or

         (c) was lawfully received by MEPL from another person having the unrestricted legal right to disclose that information without requiring the maintenance of confidentiality.

         "CONTROL" means a power or control that is direct or indirect or that is, or can be, exercised as a result of, by means of or by the revocation or breach of a trust, an agreement, a practice, or any combination of them, whether or not they are enforceable. It does not matter whether the power or control is express or implied, formal or informal, exercisable alone or jointly with someone else.

         "CORPORATIONS ACT" means the Corporations Act 2001 (Cth).

         "DEAL" in respect of any Intellectual Property Rights, means:

         (a) assign, transfer or grant any interest, licence or Encumbrance (other than an Encumbrance existing solely by virtue of the conditions attached to a research grant by a Government Agency) in or in relation to those Intellectual Property Rights;

         (b) develop or create those Intellectual Property Rights for or for the benefit of any person other than Novogen Research; or

         (c)      otherwise deal with those Intellectual Property Rights.

         "DEVELOPMENT REPORT" has the meaning given to that term in clause 2.1.

                                                                              2.

         "DISPUTE" has the meaning given to that term in clause 9.1.

         "DISPUTE NOTICE" has the meaning given to that term in clause 9.2.

         "ENCUMBRANCE" means a mortgage, charge, pledge, lien, hypothecation or title retention arrangement, a right of set-off or right to withhold payment of a deposit or other money, a notice under section 255 of the Income Tax Assessment Act 1936 (Cth), section 260-5 in schedule 1 to the Taxation Administration Act 1953 (Cth) or any similar legislation, or an easement, restrictive covenant, caveat or similar restriction over property, or an agreement to create any of them or to allow any of them to exist.

         "FIELD" means the prevention, treatment or cure of cancer in humans by pharmaceuticals delivered or administered by injection or by any other means but excluding topical applications. For the avoidance of doubt, "non-topical applications" shall be any means of administration other than to the skin.

         "FORCE MAJEURE EVENT" means any occurrence or omission as a result of which the party relying on it is prevented from or delayed in performing any of its obligations (other than a payment obligation) under this document and that is beyond the reasonable control of that party, including forces of nature, industrial action and action or inaction by a Government Agency.

         "GOVERNMENT AGENCY" means:

         (a)      a government or government department or other body;

         (b)      a governmental, semi-governmental or judicial person; or

         (c) a person (whether autonomous or not) who is charged with the administration of a law.

         "INSOLVENCY EVENT" means, for a person, being in liquidation or provisional liquidation or under administration, having a controller (as defined in the Corporations Act) or analogous person appointed to it or any of its property, being taken under section 459F(1) of the Corporations Act to have failed to comply with a statutory demand, being unable to pay its debts or otherwise insolvent, dying, ceasing to be of full legal capacity or otherwise becoming incapable of managing its own affairs for any reason, taking any step that could result in the person becoming an insolvent under administration (as defined in section 9 of the Corporations Act), entering into a compromise or arrangement with, or assignment for the benefit of, any of its members or creditors, or any analogous event, otherwise than in the course of a reorganisation, reconstruction, amalgamation or merger.

         "INTELLECTUAL PROPERTY RIGHTS" means all existing and future industrial and intellectual property rights throughout the world, whether conferred by statute, common law or equity, including rights in relation to copyright, trade marks, designs, circuit layouts, plant varieties, business and domain names, trade secrets and Know How (including the right to apply for registration of any such rights), Patent Rights and other results of intellectual activity in the industrial, commercial, scientific, literary or artistic fields.

         "KNOW HOW" means technical and other information which is not in the public domain including inventions, discoveries, concepts, data, formulae, ideas, specifications,

                                                                              3.

         procedures for experiments and tests, results of experimentation and testing, results of research and development and information in laboratory records, data collected during the course of clinical trials, case reports, data analyses and summaries and submissions to and information from ethical committees and regulatory authorities.

         "LICENCE AGREEMENT" means the document of that title between Novogen Research and MEPL, dated on or about the date of this document.

         "NOVOGEN" means Novogen Limited ABN 37 063 259 754.

         "OPTION COMPOUND" means any synthetic pharmaceutical compound (other than the compound known as "phenoxodiol" or NV-06) developed by or on behalf of Novogen Research or its related bodies corporate before the Commencement Date or at any time during the Term, which has known applications in the Field.

         "ORIGINAL LICENCE OPTION DEED" means the licence option deed entered into between Novogen Research and MEPL in May 2002.

         "PATENT RIGHTS" means existing and future patents (including any divisions, continuations, continuations in part, renewals, reissues, extensions, supplementary protection certificates, utility models and foreign equivalents thereof) and rights with respect to existing and future patent applications and patentable inventions, including the right to apply for registration of any such rights.

         "TERM" means the term of this document as determined under clause 10.

1.2      RULES FOR INTERPRETING THIS DOCUMENT

         Headings are for convenience only, and do not affect interpretation. The following rules also apply in interpreting this document, except where the context makes it clear that a rule is not intended to apply.

         (a)      A reference to:

                  (i) legislation (including subordinate legislation) is to that legislation as amended, re-enacted or replaced, and includes any subordinate legislation issued under it;

                  (ii) a document or agreement, or a provision of a document or agreement, is to that document, agreement or provision as amended, supplemented, replaced or novated;

                  (iii) a party to this document or to any other document or agreement includes a permitted substitute or a permitted assign of that party;

                  (iv) a person includes any type of entity or body of persons, whether or not it is incorporated or has a separate legal identity, and any executor, administrator or successor in law of the person; and

                  (v) anything (including a right, obligation or concept) includes each part of it.

                                                                              4.

         (b)      A singular word includes the plural, and vice versa.

         (c)      A word which suggests one gender includes the other genders.

         (d) If a word is defined, another part of speech has a corresponding meaning.

         (e) If an example is given of anything (including a right, obligation or concept), such as by saying it includes something else, the example does not limit the scope of that thing.

         (f) The word "AGREEMENT" includes an undertaking or other binding arrangement or understanding, whether or not in writing.

         (g) The words "SUBSIDIARY", "HOLDING COMPANY" and "RELATED BODY CORPORATE" have the same meanings as in the Corporations Act.

1.3      BUSINESS DAYS

         If the day on or by which a person must do something under this document is not a Business Day:

         (a) if the act involves a payment that is due on demand, the person must do it on or by the next Business Day; and

         (b) in any other case, the person must do it on or by the previous Business Day.

1.4      APPLICATION OF THIS DOCUMENT

         (a) This document varies and amends the Original Licence Option Deed with effect from the date of execution of this document.

         (b) The terms and conditions of this document replace the terms and conditions of the Original Licence Option Deed.

2.       DISCLOSURE OF DEVELOPMENTS

2.1      DEVELOPMENT REPORTS

         From time to time during the Term, and in any event no less frequently than on each six month anniversary of the Commencement Date, Novogen Research must provide to MEPL a written report which complies with clause 2.2 (each a "DEVELOPMENT REPORT").

2.2      CONTENTS OF DEVELOPMENT REPORTS

         Each Development Report must contain:

         (a)      a list of all Option Compounds the subject of Clinical Trials;

         (b) a summary of the research and development activities being undertaken by or on behalf of Novogen Research or its related bodies corporate (other than MEPL) in the Field with respect to the Option Compounds referred to in paragraph (a);

                                                                              5.

         (c) the progress of research and development by or on behalf of Novogen Research or its related bodies corporate (other than MEPL) in the Field with respect to the Option Compounds referred to in paragraph (a), by reference to any important milestones;

         (d) the status and progress of the Clinical Trials referred to in paragraph (a); and

         (e) any other matters relating to the research and development of Option Compounds in the Field reasonably requested by MEPL.

2.3      NOTIFICATION OF REGULATORY APPROVALS

         In addition to its obligations under clause 2.1, Novogen Research must inform MEPL immediately in writing of all regulatory approvals granted and assessments made during the Term by any Government Agency with respect to Option Compounds for use or Clinical Trials in the Field.

3.       FIRST AND LAST RIGHT OF MEPL

3.1      OBLIGATIONS ON NOVOGEN RESEARCH

         Novogen Research must not, and must ensure its related bodies corporate (other than MEPL) do not:

         (a)      Deal with;

         (b)      solicit or entertain possible Dealings with; or

         (c)      engage in discussions about possible Dealings with,

         any Intellectual Property Rights in the Field in or in relation to any Option Compounds, without first complying with this clause 3.

3.2      GRANT OF RIGHTS TO MEPL

         Novogen Research grants to MEPL the exclusive first right to accept and the exclusive last right to match any proposed Dealing by Novogen Research with any Intellectual Property Rights in the Field in or in relation to any Option Compounds.

3.3      EXCLUSIVE FIRST RIGHT TO ACCEPT

         (a) Novogen Research must notify MEPL in writing of any proposed Dealing in respect of which MEPL has a first right to accept under clause 3.2. The notice must include full particulars and the terms and conditions of the proposed Dealing.

         (b) If MEPL exercises a first right to accept under clause 3.2 within 15 Business Days following receipt of a notice under paragraph (a), then Novogen Research must Deal with those Intellectual Property Rights in favour of MEPL on the terms and conditions in the notice.

                                                                              6.

3.4      IF MEPL DOES NOT EXERCISE FIRST RIGHT TO ACCEPT

         If MEPL does not exercise its first right to accept within the time allowed in clause 3.3(b), then Novogen Research may negotiate with third parties the terms of the proposed Dealing, provided:

         (a) such terms are no more favourable than those notified to MEPL under its first right to accept under clause 3.3(a); and

         (b) such right of negotiation does not prejudice MEPL's last right to match under clause 3.5.

3.5      EXCLUSIVE LAST RIGHT TO MATCH

         (a) Novogen Research must notify MEPL in writing of any proposed Dealing in respect of which MEPL has a last right to match under clause 3.2. The notice must include full particulars and the terms and conditions of the proposed Dealing.

         (b) If MEPL exercises its last right to match under clause 3.2 within 15 Business Days following receipt of a notice under paragraph (a), Novogen Research must Deal with the Intellectual Property Rights in favour of MEPL on the terms and conditions in the notice.

3.6      IF MEPL DOES NOT EXERCISE LAST RIGHT TO MATCH

         If MEPL does not exercise its last right to match within the time allowed in clause 3.5(b), then Novogen Research may Deal with those Intellectual Property Rights in favour of a third party on terms no more favourable than those which MEPL declined to match.

4.       NOVOGEN RESEARCH'S OBLIGATIONS

         During the Term, Novogen Research must, and must ensure that its related bodies corporate (other than MEPL):

         (a) act in good faith towards MEPL in relation to the obligations of Novogen Research under this document; and

         (b) ensure that its employees, agents, consultants and contractors conducting any research or development in the Field (including any Clinical Trials) assign absolutely to Novogen Research all Intellectual Property Rights in all Option Compounds.

5.       FILING, PROSECUTION & MAINTENANCE

         Novogen Research shall be solely responsible for filing, prosecution and maintenance of any Patent Rights in relation to Option Compounds, and may file, prosecute and maintain those Patent Rights in its sole discretion and at its sole cost and expense.

                                                                              7.

6.       CONFIDENTIAL INFORMATION

6.1      CONFIDENTIALITY

         MEPL must:

         (a) keep and maintain all Confidential Information strictly confidential;

         (b) use Confidential Information only for the purposes for which it is disclosed to MEPL; and

         (c) not disclose any Confidential Information other than to its employees, authorised agents, legal advisers, auditors or other consultants if it is necessary for the purposes of this document and upon those persons undertaking to MEPL to keep that information strictly confidential.

6.2      SECURITY

         For the purposes of clause 6.1, MEPL must establish and maintain effective security measures to safeguard Confidential Information from unauthorised use or access and must notify Novogen Research immediately upon becoming aware of any suspected or actual unauthorised use or disclosure of Confidential Information.

6.3      EXCEPTIONS

         The obligations in clauses 6.1 and 6.2 do not apply to the extent that MEPL is required by any applicable law or requirement of any Government Agency to disclose any Confidential Information, provided MEPL promptly gives notice to Novogen Research of that requirement and discloses only that portion of Confidential Information which it is legally required to disclose.

6.4      PUBLIC DOMAIN

         No Confidential Information shall be deemed to be in the public domain merely because it contains information in the public domain or is embraced by a general disclosure which is in the public domain.

7.       RETENTION OF RECORDS

         Novogen Research shall maintain during the Term complete and accurate records in relation to all research and development in the Field relating to all Option Compounds (including Clinical Trials), in sufficient detail and in good scientific manner, which shall fully and properly reflect all work done and results achieved.

8.       REPRESENTATIONS AND WARRANTIES

8.1      REPRESENTATIONS AND WARRANTIES

         Each party represents and warrants that:

         (a) (STATUS) it is a company limited by shares under the Corporations Act;

                                                                              8.

         (b)      (POWER) it has full legal capacity and power to:

                  (i)      own its property and to carry on its business; and

                  (ii) enter into this document and to carry out the transactions that this document contemplates;

         (c) (CORPORATE AUTHORITY) it has taken all corporate action that is necessary or desirable to authorise its entry into this document and its carrying out the transactions that this document contemplates;

         (d) (DOCUMENTS EFFECTIVE) this document constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms (except to the extent limited by equitable principles and laws affecting creditors' rights generally), subject to any necessary stamping or registration;

         (e) (NO CONTRAVENTION) neither its execution of this document nor the carrying out by it of the transactions that this document contemplates, does or will:

                  (i) contravene any law to which it or any of its property is subject or any order of any Government Agency that is binding on it or any of its property;

                  (ii)     contravene any Authorisation;

                  (iii) contravene any undertaking or instrument binding on it or any of its property;

                  (iv)     contravene its constitution; or

                  (v) require it to make any payment or delivery in respect of any financial indebtedness before it would otherwise be obliged to do so.

8.2      RELIANCE ON REPRESENTATIONS AND WARRANTIES

         Each party acknowledges that the other party has executed this document and agreed to take part in the transactions that this document contemplates in reliance on the representations and warranties that are made in clause 8.1.

9.       DISPUTE RESOLUTION

9.1      DISPUTE RESOLUTION

         If a dispute arises out of or in relation to this document (including any dispute as to breach or termination of this document or as to any claim in tort, in equity or pursuant to any statute) (a "DISPUTE"), a party to this document may not commence any court or arbitration proceedings relating to the Dispute unless it has complied with this clause 9 except where the party seeks urgent interlocutory relief.

                                                                              9.

9.2      DISPUTE NOTICE

         A party claiming that a Dispute has arisen under or in relation to this document must give written notice to the other party specifying the nature of the Dispute (a "DISPUTE NOTICE").

9.3      NEGOTIATION

         Upon receipt by a party of a Dispute Notice, Novogen Research and MEPL must procure that their respective Managing Directors meet to endeavour to resolve the Dispute expeditiously by negotiation.

9.4      RESOLUTION OF DISPUTE

         If the parties have not resolved the Dispute under clause 9.3 within 14 days of receipt of a Dispute Notice, the parties must endeavour to resolve the Dispute expeditiously using informal dispute resolution techniques such as mediation, expert evaluation or determination or similar techniques agreed by the parties.

9.5      MEDIATION

         If the parties do not agree within 28 days of receipt of a Dispute Notice (or such further period as the parties agree in writing) as to:

         (a)      the dispute resolution technique and procedures to be adopted;

         (b)      the timetable for all steps in those procedures; and

         (c) the selection and compensation of the independent person required for such technique,

         the parties must mediate the Dispute in accordance with the Mediation Rules of the Law Society of New South Wales, and the President of the Law Society of New South Wales (or the President's nominee) will select the mediator and determine the mediator's remuneration.

10.      TERM AND TERMINATION

10.1     TERM

         The rights and obligations of the parties under this document begin on the Commencement Date and end on the earlier of:

         (a)      the date of termination in accordance with this clause 10; and

         (b)      the sixteenth anniversary of the Commencement Date,

         or such later date as the parties agree in writing.

10.2     TERMINATION BY MEPL

         MEPL may terminate this document at any time:

                                                                             10.

         (a)      on three month's written notice to Novogen Research;

         (b) immediately if Novogen Research defaults in the performance of any of its obligations under this document which in MEPL's reasonable opinion is capable of remedy and fails to remedy that default within 21 days of receiving written notice from MEPL specifying the default and requiring the default to be remedied;

         (c) on 21 days written notice if Novogen Research defaults in the performance of any of its material obligations under this document which in MEPL's reasonable opinion is not capable of remedy; and

         (d)      immediately by notice in writing if:

                  (i)      Novogen Research is involved in an Insolvency Event;
                           or

                  (ii) Novogen Research ceases for any reason to be able lawfully to carry out all the transactions which this document contemplates may be carried out by Novogen Research.

10.3     TERMINATION BY NOVOGEN RESEARCH

         Novogen Research may terminate this document at any time:

         (a) immediately if MEPL defaults in the performance of any of its obligations under this document which in Novogen Research's reasonable opinion is capable of remedy and fails to remedy that default within 21 days of receiving written notice from Novogen Research specifying the default and requiring the default to be remedied;

         (b) on 21 days written notice if MEPL defaults in the performance of any of its material obligations under this document which in Novogen Research's reasonable opinion is not capable of remedy; and

         (c)      immediately by notice in writing if:

                  (i) there is a Change of Control of MEPL without Novogen Research's written consent (which shall not be unreasonably withheld or delayed or conditioned);

                  (ii)     MEPL is involved in an Insolvency Event; or

                  (iii) MEPL ceases for any reason to be able lawfully to carry out all the transactions which this document contemplates may be carried out by MEPL.

10.4     CONSEQUENCES OF TERMINATION

         Upon expiry or termination of this document for any reason MEPL must immediately return to Novogen Research or destroy at Novogen Research's direction:

         (a)      all Confidential Information; and

                                                                             11.

         (b) all materials, documents and other records containing, referring or relating to any Confidential Information,

         in its possession, custody or power.

10.5     SURVIVAL AND ACCRUED RIGHTS

         Upon termination under this clause 10 this document is at an end as to its future operation, except for:

         (a) the enforcement of any right or claim which arises on or has arisen before termination; and

         (b) the obligations of the parties under clauses 1, 6, 12, 14 (except 14.2) and this clause 10, which survive termination.

11.      FORCE MAJEURE

11.1     NOTICE AND SUSPENSION OF OBLIGATIONS

         If a party to this document is affected, or likely to be affected, by a Force Majeure Event:

         (a) that party must immediately give the other prompt notice of that fact including:

                  (i)      full particulars of the Force Majeure Event;

                  (ii)     an estimate of its likely duration;

                  (iii) the obligations affected by it and the extent of its effect on those obligations; and

                  (iv)     the steps taken to rectify it; and

         (b) the obligations under this document of the party giving the notice are suspended to the extent to which they are affected by the Force Majeure Event as long as the Force Majeure Event continues.

11.2     EFFORT TO OVERCOME

         A party claiming a Force Majeure Event must use its best endeavours to remove, overcome or minimise the effects of that Force Majeure Event as quickly as possible. However, this does not require a party to settle any industrial dispute in any way it does not want to.

11.3     TERMINATION

         If a Force Majeure Event occurs for more than 30 days, either party may terminate this document by giving at least 21 days notice to the other party.

                                                                             12.

12.      NOTICES

         (a) A notice, consent or other communication under this document is only effective if it is in writing, signed and either left at the addressee's address or sent to the addressee by mail or fax. If it is sent by mail, it is taken to have been received 3 working days after it is posted. If it is sent by fax, it is taken to have been received when the addressee actually receives it in full and in legible form.

         (b) A person's address and fax number are those set out below, or as the person notifies the sender:

                  NOVOGEN RESEARCH
                  Address:        140 Wicks Road North Ryde, NSW 2113 AUSTRALIA
                  Fax number:     Int + 612 9878 0055
                  Attention:      Managing Director

                  MEPL
                  Address:        140 Wicks Road, North Ryde, NSW 2113 AUSTRALIA
                  Fax number:     Int + 612 9878 0055
                  Attention:      Managing Director

13.      AMENDMENT AND ASSIGNMENT

13.1     AMENDMENT

         This document can only be amended, supplemented, replaced or novated by another document signed by the parties.

13.2     ASSIGNMENT

         (a) MEPL may only dispose of, declare a trust over or otherwise create an interest in its rights under this document with the written consent of Novogen Research.

         (b) Subject to paragraph (a), a party may dispose of, declare a trust over or otherwise create an interest in its rights under this document without the consent of any other party, and may disclose to any potential holder of the right or interest any information relating to this document or any party to it.

14.      GENERAL

14.1     GOVERNING LAW

         (a)      This document is governed by the law in force in New South
                  Wales.

         (b) Each party submits to the non-exclusive jurisdiction of the courts exercising jurisdiction in New South Wales, and any court that may hear appeals from any of those courts, for any proceedings in connection with this document, and waives any right it might have to claim that those courts are an inconvenient forum.

                                                                             13.

14.2     GIVING EFFECT TO THIS DOCUMENT

         Each party must do anything (including execute any document), and must ensure that its employees and agents do anything (including execute any document), that the other party may reasonably require to give full effect to this document.

14.3     WAIVER OF RIGHTS

         A right may only be waived in writing, signed by the party giving the waiver, and:

         (a) no other conduct of a party (including a failure to exercise, or delay in exercising, the right) operates as a waiver of the right or otherwise prevents the exercise of the right;

         (b) a waiver of a right on one or more occasions does not operate as a waiver of that right if it arises again; and

         (c) the exercise of a right does not prevent any further exercise of that right or of any other right.

14.4     OPERATION OF THIS DOCUMENT

         (a) This document contains the entire agreement between the parties about its subject matter. Any previous understanding, agreement, representation or warranty relating to that subject matter is replaced by this document and has no further effect.

         (b) Any right that a person may have under this document is in addition to, and does not replace or limit, any other right that the person may have.

         (c) Any provision of this document which is unenforceable or partly unenforceable is, where possible, to be severed to the extent necessary to make this document enforceable, unless this would materially change the intended effect of this document.

14.5     CONSENTS

         Where this document contemplates that either party may agree or consent to something (however it is described), that party may:

         (a) agree or consent, or not agree or consent, in its absolute discretion; and

         (b)      agree or consent subject to conditions,

         unless this document expressly contemplates otherwise.

14.6     EXCLUSION OF CONTRARY LEGISLATION

         Any legislation that adversely affects an obligation of a party, or the exercise by a party of a right or remedy, under or relating to this document is excluded to the full extent permitted by law.

                                                                             14.

14.7     COUNTERPARTS

         This document may be executed in counterparts.

EXECUTED as a deed.

EXECUTED by NOVOGEN RESEARCH PTY
LIMITED:

/s/ Christopher Naughton                     /s/ Ronald Lea Erratt
----------------------------------           -----------------------------------
Signature of director                        Signature of director/secretary

Christopher Naughton                         Ronald Lea Erratt
----------------------------------           -----------------------------------
Name                                         Name

EXECUTED by MARSHALL EDWARDS PTY
LIMITED:

/s/ Christopher Naughton                     /s/ David Seaton
----------------------------------           -----------------------------------
Signature of director                        Signature of director/secretary

Christopher Naughton                         David Seaton
----------------------------------           -----------------------------------
Name                                         Name

                                                                             15.